Exhibit 99.1

CorEnergy Schedules Earnings Release for First Quarter Ended March 31, 2015

FOR IMMEDIATE RELEASE

KANSAS CITY, Mo. – April 28, 2015 – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR, CORRPrA) ("CorEnergy" or the "Company") announced today it will report earnings results for its first quarter ended March 31, 2015, on Monday, May 11, 2015.

CorEnergy will host a conference call on Tuesday, May 12, 2015, at 1:00 p.m. Central Time to discuss its financial results. Please dial into the call at 877-407-8035 (for international, 1-201-689-8035) approximately five to ten minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. Central Time June 12, 2015, by dialing 877-660-6853 (for international, 1-201-612-7415). The Conference ID is #13608405. A replay of the webcast will also be available on the company’s website at www.corenergy.corridortrust.com .

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), the first publicly listed energy infrastructure Real Estate Investment Trust (REIT), primarily owns assets in the midstream and downstream U.S. energy sectors that perform utility-like functions, such as pipelines, storage terminals, and transmission and distribution assets. Our objective is to provide stockholders with a stable and growing cash dividend, supported by long-term contracted revenue from operators of our assets, primarily under triple-net participating leases. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy's Board of Directors and compliance with leverage covenants.

Contact Information:

CorEnergy Infrastructure Trust, Inc.
Investor Relations
Debbie Hagen, 877-699-CORR (2677)
info@corridortrust.com

1100 Walnut, Suite 3350, Kansas City, MO 64106 | Main: 816-875-3705 | Fax: 816-875-5875 | corridortrust.com